Exhibit 10.54

Pursuant to Instruction 2 of Item 601(a) of Regulation S-K, the Company has filed only the form of the Common Stock Purchase Warrant although the Company has issued various such Common Stock Purchase Warrants that are substantially identical in all material respects except as to the parties thereto and certain other details. The Schedule that follows the form of Common Stock Purchase Warrant identifies each Common Stock Purchase Warrant that have not been filed (or incorporated by reference) because they are substantially identical in all material respects to the form of Common Stock Purchase Warrant that is being filed, and sets forth the material details in which each omitted Common Stock Purchase Warrant differ from the form of Common Stock Purchase Warrant that is being filed.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. X-X-X

OmniComm Systems, Inc.

COMMON STOCK PURCHASE WARRANT

CLASS 2011

          1.     Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by OmniComm Systems, Inc., a Delaware corporation (the “Company”),                 or registered assigns (the “Holder”) is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., New York City time, on the Expiration Date (as defined below),                 (XXX,XXX,) fully paid and non-assessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $__ per share, subject to further adjustment as set forth herein. This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on                 (the “Issue Date”).

2.     Exercise of Warrants.

2.1     General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission) a completed and duly executed Notice of Exercise included herein. The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) whether the exercise is a cashless exercise.

(b) If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock. For the purposes of this Warrant, the terms (y) “Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the number of shares of Common Stock specified in the applicable Notice of Exercise, and (z) “Market Price of the Common Stock” shall mean the average Closing Price of the Common Stock for the three (3) Trading Days ending on the Trading Day immediately prior to the Exercise Date.

(c) If the Holder provides on the Notice of Exercise form that the Holder has elected a “cash” exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the “Warrant Share Certificates”) within three (3) Trading Days (such third Trading Day, a “Delivery Date”) of (i) with respect to a “cashless exercise,” the Exercise Date or the Automatic Exercise Date, as the case may be, or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

(e) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2     Automatic Exercise. If any portion of this Warrant remains unexercised as of the Expiration Date and the Market Price of the Common Stock as of the Expiration Date is greater than the applicable Exercise Price as of the Expiration Date, then, without further action by the Holder, this Warrant shall be deemed to have been exercised automatically on the date (the “Automatic Exercise Date”) which is the day immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Business Day, the immediately preceding Business Day) as if the Holder had duly given a Notice of Exercise for a “cashless” exercise as contemplated by Section 2.1(b) hereof, and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2.2 without any action by the Holder.

               2.3     Certain Definitions. As used herein, the term “Expiration Date” means                     .

3.     Reservation of Shares. The Company hereby agrees that, at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, one hundred percent (100%) of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of these Warrants was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise all or any portion of this Warrant held by the Holder.

4.     Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.     Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.     Protection Against Dilution and Other Adjustments.

6.1     Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (v) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (w) the adjusted Exercise Price per share, to equal the result of (ii) (x) the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.

6.2     Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

6.3     Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s unexercised Warrants outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Warrants”) been exercised as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

7.     Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “1933 Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the 1933 Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8.     Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

9.     Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of Broward or the state courts of the State of Florida sitting in the County of Broward in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of the Transaction Agreements.

10.     JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

11.     Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12.     Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.     Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

14.     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

15.     Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:

OmniComm Systems, Inc.

By: ________________________________

Thomas E. Vickers

(Name)

Chief Financial Officer

(Title)

NOTICE OF EXERCISE OF WARRANT

TO:     OmniComm Systems, Inc               VIA FAX: (954) 473-1256

2101 W. Commercial Blvd., Suite 3500

Ft. Lauderdale, FL 33309

Attn: CFO

     The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant Class 2011, No. X-X-X dated as of           , to purchase ___________ shares of the Common Stock, $0.001 par value (“Common Stock”), of OmniComm Systems, Inc. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

●               CASH:     $                                                    = (Exercise Price x Exercise Shares)

Payment is being made by:

☐      enclosed check

☐   wire transfer

☐   other

●	CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Holder :     _________*

          * based on:      Current Market Value - (Exercise Price x Exercise Shares)

                                                       Market Price of Common Stock

where:

Market Price of Common Stock [“MP”]                 =     $_______________

Current Market Value [MP x Exercise Shares]       =     $_______________

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

☐     via express courier, or

☐     by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Dated: ______________________

________________________________

Holder’s Name

SCHEDULE OF SUBSTANTIALLY IDENTICAL

COMMON STOCK PURCHASE WARRANTS

Pursuant to Instruction 2 of Item 601(a) of Regulation S-K, the Company has filed only the form of this Common Stock Purchase Warrant although the Company has issued various such Common Stock Purchase Warrants that are substantially identical in all material respects except as to the parties thereto and certain other details. The following Schedule identifies each Common Stock Purchase Warrant that have not been filed (or incorporated by reference) because they are substantially identical in all material respects to the form of Common Stock Purchase Warrant that is being filed, and sets forth the material details in which each omitted Common Stock Purchase Warrant differ from the form of Common Stock Purchase Warrant that is being filed.

Original Date of Issuance	Name of Holder	Amount of Warrants	Exercise Price	Expiration of Warrants

December 31, 2011(1)	Randell G. Smith	2,000,000	$.25 per share	January 1, 2019
December 31, 2011(2)	Stephan E. Johnson	2,000,000	$.25 per share	January 1, 2019
December 31, 2011(3)	Thomas E. Vickers	1,000,000	$.25 per share	January 1, 2019
February 29, 2016	Cornelis F. Wit	1,800,000	$.25 per share	April 1, 2019

(1)	The Common Stock Purchase Warrants were issued to Cornelis F. Wit on December 31, 2011 and on December 17, 2015 Mr. Wit sold the Common Stock Purchase Warrants to Mr. Smith.
(2)	The Common Stock Purchase Warrants were issued to Cornelis F. Wit on December 31, 2011 and on November 23, 2015 Mr. Wit sold the Common Stock Purchase Warrants to Mr. Johnson.
(3)	The Common Stock Purchase Warrants were issued to Cornelis F. Wit on December 31, 2011 and on November 23, 2015 Mr. Wit sold the Common Stock Purchase Warrants to Mr. Vickers.